Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Pall Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-132407, 333-121547, 333-111218, 333-111212, 333-76976, 333-51090, 333-87655, 333-82469, 333-68371, 033-64751) and on Form S-3 (Nos. 333-104595, 333-18971 and 033-57507) of Pall Corporation and subsidiaries of our reports dated March 28, 2008, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2007, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of July 31, 2007, which reports appear in the July 31, 2007 annual report on Form 10-K of Pall Corporation.

Our report dated March 28, 2008, on the effectiveness of internal control over financial reporting as of July 31, 2007, expresses our opinion that Pall Corporation and subsidiaries did not maintain effective internal control over financial reporting as of July 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the accounting for income taxes has been identified.

As discussed in Note 2, the consolidated financial statements as of July 31, 2006 and for each of the years ended July 31, 2006 and 2005 have been restated.

As discussed in the notes to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” as of August 1, 2005, Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of July 31, 2007, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” as of July 31, 2007.

/s/ KPMG LLP

KPMG LLP

Melville, New York
March 28, 2008